                                                                   Exhibit 99.05

                                    PROXY

                           BROOKS AUTOMATION, INC.

      The undersigned hereby appoints Robert J. Therrien and Ellen B. Richstone, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2002 Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on ___________, March __, 2002 at 10:00 a.m., local time, and at any adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Joint Proxy Statement/Prospectus for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL TO ISSUE SHARES OF BROOKS COMMON STOCK IN THE ACQUISITION OF PRI AUTOMATION, INC., FOR THE PROPOSAL TO GRANT THE MANAGEMENT OF BROOKS THE DISCRETIONARY AUTHORITY TO AJDOURN THE ANNUAL MEETING, FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF BROOKS COMMON STOCK, FOR THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR THE PROPOSAL TO AMEND THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN, FOR THE PROPOSAL TO AMEND THE 2000 COMBINATION STOCK OPTION PLAN, AND IN THEIR DISCRETION ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO VOTE BY TELEPHONE                        TO VOTE BY INTERNET
--------------------                        -------------------
Follow these four easy steps:               Follow these four easy steps:

1.  Read the accompanying Joint             1.  Read the accompanying Joint
   Proxy Statement/Prospectus and              Proxy Statement/Prospectus and
   Proxy Card.                                 Proxy Card.

2.  Call the toll-free number               2.  Go to the Website:
    1-877-PRX-VOTE                              http://www.eproxyvote.com/brks
   (1-877-779-8683). For shareholders
   residing outside the
   United States call collect on a
   touch-tone phone 1-201-536-8073.

3. Enter your 14-digit Vote Control         3. Enter your 14-digit Voter
   Number located on your Proxy Card           Control Number located on your
   above your name.                            Proxy Card above your name.

4.  Follow the recorded instructions.        4. Follow the instructions
                                                provided.


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 7 BELOW.

1. To issue shares of Brooks common stock, par value $.01 per share, in the acquisition of PRI Automation, Inc. ("PRI"), in accordance with the Amended and Restated Agreement and Plan of Merger dated as of December 18, 2001, among Brooks, Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, and PRI.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

2. To grant the management of Brooks the discretionary authority to adjourn the annual meeting to a date or dates not later than April ____________, 2002, if necessary to enable Brooks' management to solicit additional proxies in favor of proposals Nos. 1 and 4 contained in this Form of Proxy.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

3. Election of Directors:

Nominees:  (01) Robert J. Therrien (02) Roger D. Emerick (03) Amin J. Khoury
(04) Juergen Giessmann (05) Joseph R. Martin

FOR ALL NOMINEES        WITHHELD FROM ALL NOMINEES
    [ ]                         [ ]


[ ]    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.

4. If Proposal No. 1 above is approved, to amend Brooks' certificate of incorporation to increase the number of authorized shares of Brooks common stock from 43,000,000 to 100,000,000. Even if Proposal No. 4 is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

5. If Proposal No. 1 above is approved, to amend Brooks' 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 750,000 to 1,500,000. Even if Proposal No. 5 is approved, the amendment to the stock purchase plan will only take effect if the merger is completed.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

6. To amend Brooks' 1993 Nonemployee Director Stock Option Plan for the following purposes: (i) if Proposal No. 1 above is approved, to increase the shares reserved for issuance thereunder from 190,000 to 690,000 and to effect additional changes relating to grants of options under that plan; or (ii) if Proposal No. 1 above is not approved, to increase the shares reserved for issuance thereunder from 190,000 to 490,000.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

7. To amend Brooks' 2000 Combination Stock Option Plan for the following purpose: (i) if Proposal No. 1 is approved, to increase the shares reserved for issuance thereunder from 1,000,000 to 6,000,000; or (ii) if Proposal No. 1 is not approved, to increase the shares reserved for issuance thereunder from 1,000,000 to 3,000,000.

  [ ]   FOR               [ ]   AGAINST              [ ]   ABSTAIN

Signature: _________________________________         Date: __________________


Signature: _________________________________         Date: __________________